UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2019

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA		19053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

The purpose of this Current Report on Form 8-K/A is to amend the disclosure set forth in Item 5.02 of the Current Report of StoneMor Partners L.P. filed on June 28, 2019 and to file certain additional exhibits as described therein, in each case based on events occurring on July 16, 2019.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a condition to, and effective immediately prior to, the consummation of the Notes and Preferred Unit issuance, the Board of Directors of the General Partner was reconstituted. Directors Martin R. Lautman, Ph.D., Leo J. Pound, Robert A Sick and Fenton R. Talbott resigned as directors and, pursuant to the Amended and Restated Limited Liability Company Agreement of the General Partner, the authorized number of directors was reduced to seven and Andrew M. Axelrod, David Miller and Spencer E. Goldenberg were elected to the board of directors of the General Partner to fill the vacancies created by the resignations and pursuant to the designation of the Axar Special Member. The reconstituted board of directors is comprised of Messrs. Axelrod, Miller and Goldenberg, Robert Hellman, Stephen Negrotti, Patricia Wellenbach and Joe Redling. Mr. Axelrod has been elected Chairman of the Board of Directors of the General Partner.

Biographical information of the new directors is as follows:

Andrew M. Axelrod. Mr. Axelrod, age 36, founded Axar Capital Management LP, an investment management firm, in April 2015 and serves as its Managing Partner and Portfolio Manager. He has been the Chief Executive Officer and Executive Chairman of the board of directors of Axar Acquisition Corp. since October 2016. Before founding Axar Capital Management, Mr. Axelrod worked at Mount Kellett Capital Management LP, a private equity investment firm, from 2009 to 2014. At Mount Kellett Capital Management, he was promoted to Co-Head of North America Investments in 2011 and became a Partner in 2013. Prior to joining Mount Kellett Capital Management, Mr. Axelrod worked at Kohlberg Kravis Roberts & Co. L.P. from 2007 to 2008 and The Goldman Sachs Group, Inc. from 2005 to 2006. Mr. Axelrod has served as chairman of the board of directors of Terra Capital Partners since February 2018. Mr. Axelrod graduated magna cum laude with a B.S. in Economics from Duke University. Mr. Axelrod’s leadership of the Partnership’s largest common unit holder and his extensive experience in financing, investments and restructurings will provide critical skills to the board of directors as the Partnership continues to implement its turnaround plan. On July 16, 2019, Mr. Axelrod was named a member of the Trust and Compliance Committee (Chair) and the Compensation and Nominating and Governance Committee of the Board of Directors of the General Partner.

Spencer E. Goldenberg. Mr. Goldenberg, age 36, serves as the Chief Financial Officer for Menin Hospitality, an owner and operator of hotels, restaurants and commercial retail establishments across the United States with a concentration in the southeast United States and Chicago. Prior to joining Menin Hospitality, Mr. Goldenberg was a tax and accounting director in the accounting firm of Gerstle, Rosen & Goldenberg P.A. from February 2008 to June 2015. Mr. Goldenberg has served as an independent director of Terra Property Trust, Inc. and its subsidiary, Terra Secured Income Fund 6, and is the chairman of the audit committee of Terra Secured Income Fund 6. From October 2005 until February 2008, he served as a legislative aide to Florida State Senator Gwen Margolis. Mr. Goldenberg holds an active certified public accountant’s license in the state of Florida. He holds a B.A. in International Affairs from Florida State University. Mr. Goldenberg’s extensive finance, accounting and audit experience enhances the ability of the board of directors to oversee the Partnership’s financial performance and reporting. On July 16, 2019, Mr. Goldenberg was named a member of the Audit Committee of the Board of Directors of the General Partner.

David Miller. Mr. Miller, age 59, has served as the Chairman of the Board of JG Wentworth since February 2018. Mr. Miller served as a Senior Advisor to the Blackstone Tactical Opportunities Fund from March 2015 until February 2018. Prior to Blackstone, Mr. Miller served as Chief Executive Officer and Chairman of JGWPT Inc., the holding company for J.G. Wentworth. Prior to JGWPT, Mr. Miller was Executive Vice-President at ACE, responsible for ACE’s International Accident and Health Insurance business. Prior to ACE, Mr. Miller was President and Chief Executive Officer of Kemper Auto and Home Insurance. Prior to Kemper, Mr. Miller was Chief Operating Officer of Providian Direct Insurance. Mr. Miller has served as a director of Ellington Residential Mortgage (NYSE: EARN) since 2013, as a director of Lombard International Assurance since July 2015 and as a director of J.G. Wentworth since January 2018. Mr. Miller has a BSEE in electrical engineering from Duke University and a MBA in Finance from The Wharton School of the University of Pennsylvania. Mr. Miller’s extensive experience as a senior executive will provide the board of directors with additional expertise in corporate leadership and governance. On July 16, 2019, Mr. Miller was named a member of the Audit Committee and the Compensation and Nominating and Governance Committee (Chair) of the Board of Directors of the General Partner.

Messrs. Axelrod, Goldenberg and Miller will participate in the General Partner’s standard director compensation program. On July 16, 2019, each of Andrew M. Axelrod, Spencer E. Goldenberg and David Miller (each, a “Director”) entered into a Director Restricted Phantom Unit Agreement (each, a “Restricted Phantom Unit Agreement”) with StoneMor GP under the StoneMor 2019 Amended and Restated Long-Term Incentive Plan (the “Plan”). Each Restricted Phantom Unit Agreement provides, among other things, as follows:

•

commencing on October 1, 2019, compensation in the annual amount of $20,000 (“Annual Deferral”) payable to each Director in consideration for service as a director, pro rated for 2019, will be deferred and credited, in the form of restricted phantom units, to a mandatory deferred compensation account (the “Mandatory Deferred Compensation Account”) established by StoneMor GP for the Director;

•

the Annual Deferral will be credited in equal quarterly installments, each installment to be credited on the date of the regular quarterly meeting of the Board for such quarter; provided, however, that the Annual Deferral for 2019 will be credited in one installment of $10,000 on the date of the regular quarterly meeting of the Board for the fourth quarter of 2019;

•

the number of restricted phantom units (or fractions thereof) to be credited to the Director’s Mandatory Deferred Compensation Account will be determined by dividing the amount of each quarterly installment by the closing price for common units of the Partnership for the trading day immediately prior to the first day of such regular quarterly Board meeting (in the event that there is no meeting of the Board during any calendar quarter, the crediting will occur on such date as is designated by StoneMor GP);

•

for each restricted phantom unit in the Mandatory Deferred Compensation Account, StoneMor GP will credit the account, solely in additional restricted phantom units, an amount of distribution equivalent rights so as to provide the Directors a means of participating on a one-for-one basis in distributions made to holders of the Partnership’s common units;

•

payments of the Director’s Mandatory Deferred Compensation Account will be made on the earliest of (i) separation of the Director from service as such, (ii) disability (as described in the Restricted Phantom Unit Agreement), (iii) “Unforeseeable Emergency” (as defined in the Restricted Phantom Unit Agreement), (iv) death or (v) “Change of Control” (as defined in the Plan including the last sentence thereof applicable to 409A Awards (as defined in the Plan)) of the Partnership or StoneMor GP;

•

payments for restricted phantom units (or fractions thereof) credited to the Mandatory Deferred Compensation Account will be made in the Partnership’s common units, provided that StoneMor GP, at its option, may elect to pay all or any portion of the Mandatory Deferred Compensation Account in cash instead of paying in common units; and

•

restricted phantom units (or fractions thereof) credited to the Mandatory Deferred Compensation Account shall be valued at the closing price for the Partnership’s common units as published in The Wall Street Journal or in Yahoo Finance for the trading day immediately prior to the payment date.

The foregoing summary of Messrs. Axelrod’s, Goldenberg’s and Miller’s respective Restricted Unit Agreements is not intended to be complete and is qualified in its entirety by reference to such agreements, copies of which are attached as Exhibits 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

On July 16, 2019, each of Andrew M. Axelrod, Spencer E. Goldenberg and David Miller entered into an indemnification agreement with StoneMor GP, the terms of which are consistent with the terms of the indemnification provided to the other directors of StoneMor GP and by StoneMor GP’s limited liability company agreement. Under the indemnification agreements, StoneMor GP is required to indemnify each such director to the fullest extent of the law against liabilities, costs and expenses incurred by them in their capacities as a director or agent of StoneMor GP unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the director acted in bad faith or engaged in fraud, willful misconduct or gross negligence. The indemnification agreements also require StoneMor GP to indemnify each such director for criminal proceedings unless the applicable director acted with knowledge that such director’s conduct was unlawful. Any such indemnification will be only out of the assets of StoneMor GP.

The foregoing summary of Messrs. Axelrod’s, Goldenberg’s and Miller’s respective indemnification agreements is not intended to be complete and is qualified in its entirety by reference to such agreements, copies of which are attached as Exhibits 10.8, 10.8 and 10.10, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of June 27, 2019 (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed June 28, 2019).

10.1	Series A Preferred Unit Purchase Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., SMP SPV LLC, Star V Partners LLC, Blackwell Partners LLC –Series E, David Miller, MPF Investco 6, LLC, MPF Investco 7, LLC, MPF Investco 8, LLC, The Mangrove Partners Fund, L.P. and The Mangrove Partners Fund (Cayman Partnership), L.P. (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed June 28, 2019).

10.2	Registration Rights Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., StoneMor GP LLC, SMP SPV LLC, Star V Partners LLC, Blackwell Partners LLC –Series E, David Miller, MPF Investco 6, LLC, MPF Investco 7, LLC, MPF Investco 8, LLC, The Mangrove Partners Fund, L.P. and The Mangrove Partners Fund (Cayman Partnership), L.P. (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed June 28, 2019).

10.3	Second Amendment to Merger and Reorganization Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., StoneMor GP LLC, StoneMor GP Holdings LLC and Hans Merger Sub, LLC. (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed June 28, 2019).

10.4	Third Amendment to Voting and Support Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., StoneMor GP LLC and the unitholders of StoneMor Partners L.P. named therein. (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed June 28, 2019).

10.5	Director Restricted Phantom Unit Agreement effective July 16, 2019 by and between StoneMor GP LLC and Andrew M. Axelrod.

10.6	Director Restricted Phantom Unit Agreement effective July 16, 2019 by and between StoneMor GP LLC and Spencer E. Goldenberg.

10.7	Director Restricted Phantom Unit Agreement effective July 16, 2019 by and between StoneMor GP LLC and David Miller.

10.8	Indemnification Agreement effective July 16, 2019 by and between StoneMor GP LLC and Andrew M. Axelrod.

10.9	Indemnification Agreement effective July 16, 2019 by and between StoneMor GP LLC and Spencer E. Goldenberg.

10.10	Indemnification Agreement effective July 16, 2019 by and between StoneMor GP LLC and David Miller.

99.1	Press Release dated June 27, 2019 (incorporated by reference to Exhibit 99.1 of Registrant’s Current Report on Form 8-K/A filed June 28, 2019).

99.2	Third Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC dated as of June 27, 2019. (incorporated by reference to Exhibit 99.2 of Registrant’s Current Report on Form 8-K filed June 28, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2019	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC
its general partner

	By:	/s/ Garry P. Herdler
Garry P. Herdler
Senior Vice President and Chief Financial Officer